            As filed with the Securities and Exchange Commission on May 23, 2002
                                                 Registration No. 333-__________
   ===========================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                                  ALTIRIS, INC.
             (Exact name of Registrant as specified in its charter)

                                   ----------

           Delaware                   Altiris, Inc              87-0616516
(State or other jurisdiction of    588 West 400 South        (I.R.S. Employer
incorporation or organization)     Lindon, Utah 84042     Identification Number)
                                     (801) 805-2400

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                   ----------

                             1998 Stock Option Plan
                                 2002 Stock Plan
                        2002 Employee Stock Purchase Plan
                            (Full title of the plans)

                                   ----------

                             Gregory S. Butterfield
                      President and Chief Executive Officer
                                  Altiris, Inc.
                               588 West 400 South
                                Lindon, UT 84042
                                 (801) 805-2400

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ----------

                                   Copies to:
                            Robert G. O'Connor, Esq.
                            Shawn J. Lindquist, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                      2795 E. Cottonwood Parkway, Suite 300
                            Salt Lake City, UT 84121
                                 (801) 993-6400

                                   ----------

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------- ------------------- --------------------- ---------------------- --------------
                                                                           Proposed Maximum      Proposed Maximum       Amount of
                                                        Amount to be      Offering Price Per    Aggregate Offering     Registration
Title of Each Class of Securities to be Registered       Registered             Share                  Price               Fee
---------------------------------------------------- ------------------- --------------------- ---------------------- --------------
Common Stock, $0.0001 per share par value: To be       3,335,538 shares        $  2.05 (1)        $  6,837,852.90 (1)    $   629.08
issued under the 1998 Stock Option Plan ..........
---------------------------------------------------- ------------------- --------------------- ---------------------- --------------
Common Stock, $0.0001 per share par value: To be         677,825 shares        $  7.68 (1)        $  5,205,696.00 (1)    $   478.92
issued under the 2002 Stock Plan .................
---------------------------------------------------- ------------------- --------------------- ---------------------- --------------
Common Stock, $0.0001 per share par value:               502,937 shares        $ 10.00 (2)        $  5,029,370.00 (2)    $   462.70
Available for issuance under the 2002 Stock Plan..
---------------------------------------------------- ------------------- --------------------- ---------------------- --------------
Common Stock, $0.0001 per share par value:               500,000 shares        $  8.50 (3)        $  4,250,000.00 (3)    $   391.00
Available for issuance under the 2002 Employee
Stock Purchase Plan ..............................
---------------------------------------------------- ------------------- --------------------- ---------------------- --------------
Total:                                                 5,016,300 shares                           $ 21,322,918.90        $ 1,961.70
---------------------------------------------------- ------------------- --------------------- ---------------------- --------------

(1) The registration fee for the shares of Common Stock to be issued pursuant to outstanding options under each employee stock plan was calculated in accordance with Rule 457(h) of the Securities Act based upon the weighted average price per share at which the options may be exercised.

(2) Estimated in accordance with Rule 457(a) solely for the purpose of calculating the registration fee based upon the price to public of $11.00 per share set forth on the cover page of the Registrant's prospectus in connection with the Registrant's initial public offering.

(3) Estimated in accordance with Rule 457(a) solely for the purpose of calculating the registration fee based upon 85% of the price to public of $11.00 per share set forth on the cover page of the Registrant's prospectus in connection with the Registrant's initial public offering. Pursuant to the Employee Stock Purchase Plan, which plan is incorporated by reference herein, the purchase price of a share of Common Stock shall mean an amount equal to 85% of the lower of the fair market value of a share of Common Stock at the beginning of an offering period or after a purchase period ends.

                                EXPLANATORY NOTE

This registration statement on Form S-8 is being filed for the purpose of registering 5,016,300 shares of the Registrant's Common Stock to be issued in the future upon the exercise of options or the purchase of stock under the Registrant's employee benefit plans.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents By Reference.

         The following documents and information previously filed with the Securities and Exchange Commission by the Registrant are hereby incorporated by reference in this Registration Statement:

         1. The Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-83352), filed under the Securities Act of 1933, as amended (the "Securities Act"), including the Prospectus filed by the Registrant pursuant to Rule 424(b).

         2. The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

         Article VIII of the Registrant's Amended and Restated Certificate of Incorporation and Article VI of the Registrant's Amended and Restated Bylaws provide for the indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law.

         The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

   Exhibit
   Number                                  Description
--------------    --------------------------------------------------------------
    5.1           Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                  Corporation.

   10.2A*         1998 Stock Option Plan.

   10.2B*         Form of Option Agreement under the 1998 Stock Option Plan.

   10.3A*         2002 Stock Plan.

   10.3B*         Form of Option Agreement under the 2002 Stock Plan.

   10.4A*         2002 Employee Stock Purchase Plan.

   10.4B* Form of Subscription Agreement under the 2002 Employee Stock Purchase Plan.

    23.1          Consent of KPMG LLP, Independent Auditors.

    23.2          Consent of Counsel (contained in Exhibit 5.1).

    24.1          Power of Attorney (see page II-4).

_______________________

* Incorporated by reference to the exhibit of the corresponding number filed with the Registrant's Registration Statement on Form S-1 (No. 333-83352).

Item 9.  Undertakings.

(a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the Registration

Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lindon, State of Utah, on the 22nd day of May 2002.

                                          Altiris, Inc.

                                          By:  /s/ Gregory S. Butterfield
                                               ---------------------------------
                                                Gregory S. Butterfield
                                                President and Chief Executive
                                                Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory S. Butterfield, Stephen C. Erickson and Craig H. Christensen and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on May 22, 2002 in the capacities indicated:

            Signature                       Title
            ---------                       -----

/s/ Gregory S. Butterfield          President, Chief Executive Officer and
----------------------------        Director (Principal Executive Officer)
Gregory S. Butterfield


/s/ Stephen C. Erickson             Vice President and Chief Financial Officer
----------------------------        (Principal Financial and Accounting Officer)
Stephen C. Erickson


/s/ Gary D. Filler
----------------------------        Director
Gary D. Filler

/s/ Jay C. Hoag
----------------------------        Director
Jay C. Hoag

/s/ Michael J. Levinthal
----------------------------        Director
Michael J. Levinthal

/s/ Darcy G. Mott
----------------------------        Director
Darcy G. Mott

/s/ V. Eric Roach
----------------------------        Director
V. Eric Roach

/s/ Ralph J. Yarro, III
----------------------------        Chairman and Director
Ralph J. Yarro, III

                                  ALTIRIS, INC.

                       REGISTRATION STATEMENT ON FORM S-8
                             ----------------------


                                INDEX TO EXHIBITS


         Exhibit
         Number                               Description
  -----------------  -----------------------------------------------------------
           5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

         10.2A*       1998 Stock Option Plan.

         10.2B*       Form of Option Agreement under the 1998 Stock Option Plan.

         10.3A*       2002 Stock Plan.

         10.3B*       Form of Option Agreement under the 2002 Stock Plan.

         10.4A*       2002 Employee Stock Purchase Plan.

         10.4B* Form of Subscription Agreement under the 2002 Employee Stock Purchase Plan.

          23.1        Consent of KPMG LLP, Independent Auditors.

          23.2        Consent of Counsel (contained in Exhibit 5.1).

          24.1        Power of Attorney (see page II-4).

--------------------------------------------------------------------------------
* Incorporated by reference to the exhibit of the corresponding number filed with the Registrant's Registration Statement on Form S-1 (No. 333-83352).